Exhibit 4.1

TAX BENEFITS PRESERVATION PLAN

dated as of

December 22, 2022

between

CLARIVATE PLC,

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Rights Agent

TABLE OF CONTENTS

i

TAX BENEFITS PRESERVATION PLAN

TAX BENEFITS PRESERVATION PLAN (this “Tax Benefits Preservation Plan”) dated as of December 22, 2022 between Clarivate Plc, a no par value public limited company formed under the laws of Jersey (the “Company”), and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, (a) the Company and certain of its Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for United States federal income tax purposes, (b) such Tax Benefits may potentially provide valuable benefits to the Company, (c) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the ability of certain Subsidiaries of the Company to utilize such Tax Benefits, and (d) in furtherance of such objective, the Company desires to enter into this Tax Benefits Preservation Plan;

WHEREAS, on December 21, 2022, the Board of Directors of the Company adopted resolutions that created a series of preferred shares designated as “Series B Participating Cumulative Preferred Shares” and authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Ordinary Share (as defined below) outstanding at the close of business (as defined below) on January 1, 2023 (the “Record Date”) and further authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each Ordinary Share issued after the Record Date but before the earlier of a Distribution Date (as defined below) and the Expiration Date (as defined below), each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-thousandth (subject to adjustment) of a Preferred Share (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.          Definitions. (a) The following terms, as used herein, have the following meanings:

“Acquire” (or “Own”) means to obtain (or have, respectively) ownership for purposes of Section 382 of the Code (and “Acquisition” shall have a correlative meaning).

“Acquiring Person” means any Person who or which is or becomes the Beneficial Owner of (i) 4.9% or more of the Ordinary Shares then outstanding, as calculated pursuant hereto or (ii) in the Board’s determination, 4.9% or more (by value) of the stock of the Company (as the term “stock” is defined in Treasury Regulation Section 1.382-2(a)(3) and 1.382-2T(f)(18)), but, in either case, shall not include:

(i)             any Exempt Person;

(ii)            any “public group” of the Company within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(iii); and

(iii)           any Existing Holder, unless and until such time as such Existing Holder shall, after the first public announcement of this Plan, become the Beneficial Owner of one or more additional shares of Ordinary Shares or other stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Ordinary Shares in Ordinary Shares or pursuant to a split or subdivision of the outstanding Ordinary Shares), unless upon Acquiring such Beneficial Ownership, such Existing Holder does not Beneficially Own 4.9% or more of the Ordinary Shares or stock;

Notwithstanding the foregoing, (x) no Person shall become an “Acquiring Person” as the result of an Acquisition of Ordinary Shares or other stock by the Company which, by reducing the number of Ordinary Shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% or more of the Ordinary Shares or stock; provided, however, that if a Person becomes the Beneficial Owner of 4.9% or more of the Ordinary Shares then outstanding solely by reason of one or more Acquisitions of Ordinary Shares or other stock by the Company and, after such Acquisitions by the Company, becomes the Beneficial Owner of one or more additional shares of Ordinary Shares or other stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Ordinary Shares in Ordinary Shares or pursuant to a split or subdivision of the outstanding Ordinary Shares), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Ordinary Shares or other stock, such Person does not Beneficially Own 4.9% or more of the Ordinary Shares or stock; and (y) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this definition, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Ordinary Shares or stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Ordinary Shares or stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable (as determined, in good faith, by the Board) a sufficient number of shares of Ordinary Shares (or, if applicable, other stock) so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this definition, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Plan. For all purposes of this Plan, any calculation of the number of shares of Ordinary Shares or other stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Ordinary Shares or stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 and the Treasury Regulation promulgated thereunder.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause, shall also include, with respect to any Person (other than an Exempt Person or an Existing Holder), any other Person whose Ordinary Shares (i) would be deemed constructively or otherwise owned by, or otherwise aggregated with shares owned by, such first Person, (ii) owned by a single “entity” pursuant to the provisions of Section 382 or (iii) otherwise would be deemed aggregated with the shares owned by such first Person pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any securities:

(i)              which such Person, directly or indirectly, actually Owns;

(ii)             which such Person, directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (i) securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Ordinary Shares or other stock until such time as such securities are converted or exchanged into or exercised for Ordinary Shares or other stock except to the extent the Acquisition or transfer of securities (including rights, options or warrants) would be treated as exercised on the date of its Acquisition or transfer under Treasury Regulations Section 1.382-4(d); (ii) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person, until such tendered securities are accepted for purchase or exchange; (iii) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person; or (iv) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were Acquired by such Person prior to the Distribution Date or pursuant to Section 3(d) (“Original Rights”) or pursuant to Section 9 with respect to an adjustment to Original Rights;

(iii)            which such Person, directly or indirectly, has or shares the right to vote or dispose of, or otherwise has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act); provided, however, that Beneficial Ownership arising solely as a result of any such Person’s participation in a “group” (within the meaning of Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) shall be determined under clause (iii) of this definition and not under this clause (ii); or

(iv)            of which any other Person is the Beneficial Owner, if such Person has any agreement, arrangement or understanding (whether or not in writing) with such other Person with respect to Owning, Acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Treasury Regulation Section 1.382-3(a)(1); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this clause (iii) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities Acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such Acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the Board may determine in any specific case.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this definition, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own, Ordinary Shares or other stock that are actually Owned or, in the Board’s reasonable determination, treated as Owned by such Person pursuant to Section 382, or any successor provision or replacement provision and the Treasury Regulation thereunder, including pursuant to Treasury Regulation Section 1.382-4(d). No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this definition), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

“Board” means the Board of Directors of the Company.

“Book Entry” shall mean an uncertificated book-entry in the account system of the transfer agent for the Company’s shares.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the Island of Jersey are authorized or obligated by law or executive order to close.

“close of business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Company Securities” means (i) the Ordinary Shares, (ii) preferred shares (other than Straight Preferred Shares) of the Company, (iii) warrants, rights, or options (including any interest treated as an option pursuant to Treasury Regulation Section 1.382-4(d)(9)) to acquire shares (other than Straight Preferred Shares) of the Company and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Sections 1.382-2(a)(3) and 1.382-2T(f)(18).

“Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after a Share Acquisition Date and (ii) the close of business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later day as may be designated by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Tax Benefits Preservation Plan and on or prior to the Record Date, then a Distribution Date shall be the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Exempt Person” means (i) the Company, (ii) any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement for the purpose of funding any such plan or compensation arrangement or other benefits for employees of the Company or of any Subsidiary of the Company and (iv) any Person who the Board determines, in its sole discretion, prior to the time such Person would otherwise be an Acquiring Person, should be permitted to become the Beneficial Owner of up to a number of the shares of Ordinary Shares or other stock of the Company determined by the Board (the “Exempted Number”) and be exempted from being an Acquiring Person, unless and until such Person Acquires Beneficial Ownership of shares of Ordinary Shares or other stock of the Company in excess of the Exempted Number (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company) in which case such Person shall be an Acquiring Person; provided, however, that the Board may make such exemption subject to such conditions, if any, which the Board may determine.

“Existing Holder” shall mean any Person who, immediately prior to the first public announcement of the adoption of this Tax Benefit Preservation Plan by the Company, is the Beneficial Owner of 4.9% or more of the Ordinary Shares or, as determined by the Board, 4.9% or more of the stock of the Company (by value), as applicable, then outstanding, together with any Affiliates or Associates of such Person.

“Expiration Date” means the earlier of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 11 at which time the Rights are deemed terminated, (iv) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board, in its sole discretion, determines will provide protection for the Company’s Tax Benefits similar to that provided by this Agreement, (v) the close of business one Business Day after the effective date of the repeal of Section 382 (but excluding the repeal or withdrawal of any Treasury Regulations thereunder), or any other change, if the Board determines in its sole discretion, that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (vi) the date on which the Board otherwise determines, in its sole discretion, that this Agreement is no longer necessary or desirable to preserve the Tax Benefits.

“Final Expiration Date” means the close of business on October 31, 2023.

“Multiplier Number” shall have the meaning set forth in the form of statement of rights attached hereto as Exhibit A.

“Ordinary Shares” means the ordinary shares, no par value per share, of the Company, except that, (i) when used with reference to any Person which shall be organized in corporate form (other than the Company), “Ordinary Shares” means the equity securities or other equity interest of such Person having the greatest aggregate voting power in the election of directors of all classes of capital shares or equity securities of such corporation or power to control or direct the management of such Person and (ii) when used with reference to any Person which shall not be organized in corporate form, shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing governance functions of all classes of equity securities of such Person.

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, association, trust, syndicate, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise for purposes of Section 382, and shall include any successor (by merger or otherwise) of any such individual or entity.

“Preferred Shares” means the Series B Participating Cumulative Preferred Shares, no par value per share, of the Company, having the terms set forth in the form of statement of rights attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-thousandth of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $42.00.

“Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics with respect to the Ordinary Shares:

(i)              a tender or exchange offer for all of the outstanding Ordinary Shares at the same per-share consideration;

(ii)             an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)            an offer that is conditioned on a minimum of at least a majority of the outstanding Ordinary Shares being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable; and

(iv)            an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all Ordinary Shares not tendered into the offer will be acquired at the same form and amount of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any.

“Right to Acquire” shall mean a legal, equitable or contractual right to Acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

“Section 382” means Section 382 of the Code, or any comparable successor or replacement provision.

“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.

“Share Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such, or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person; provided that, if such Person is determined by the Board not to be or have become an Acquiring Person, then no Share Acquisition Date shall be deemed to have occurred.

“Straight Preferred Shares” means preferred shares that are not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3).

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect or appoint a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly controlled or beneficially owned by such first Person.

“Tax Benefits” means the net operating loss carryovers, interest expense carryforwards, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries, and any other tax attribute the benefit of which is subject to possible limitation under Section 382.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the Ordinary Shares are listed or admitted to trading is open for the transaction of business or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

“Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Shares	9(a)(ii)
Authorized Officer	18(b)
Company	Preamble
Exchange Ratio	21(a)
In-Kind Distribution	1
Post-Transferee	6(e)
Pre-Transferee	6(e)
Principal Party	11(b)
Record Date	Recitals
Redemption Price	20(a)
Right	Recitals
Rights Agent	Preamble
Right Certificate	3(c)
Section 9(a)(ii) Event	9(a)(ii)
Section 11 Event	11
Substitution Period	9(a)(iii)
Tax Benefits Preservation Plan	Preamble
Trust	21(e)
Trust Agreement	21(e)

Section 2.          Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Tax Benefits Preservation Plan shall each refer to this Tax Benefits Preservation Plan as a whole and not to any particular provision of this Tax Benefits Preservation Plan. The captions herein and descriptive headings of the several sections of the Tax Benefits Preservation Plan are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Tax Benefits Preservation Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Tax Benefits Preservation Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Tax Benefits Preservation Plan. Any singular term in this Tax Benefits Preservation Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Tax Benefits Preservation Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

Section 3.          Issuance of Rights and Right Certificates. (a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first-class mail, postage prepaid, or by electronic communication (in accordance with Article 37 of the Company’s amended and restated memorandum of association), to each record holder of the Ordinary Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar of the Ordinary Shares. Any certificates for the Ordinary Shares issued (including, without limitation, certificates issued upon original issuance, issued from the Company’s treasury or upon transfer or exchange of Ordinary Shares) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder thereof to certain Rights as set forth in a Tax Benefits Preservation Plan between Clarivate Plc (the “Company”) and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of December 22, 2022, and as amended from time to time (the “Tax Benefits Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, such Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire. As set forth in the Tax Benefits Preservation Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such capitalized terms are defined in the Tax Benefits Preservation Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, shall be null and void.

With respect to any Ordinary Shares held in Book Entry form, such legend (except that any references to “this certificate” contained therein shall be replaced by the phrase “this statement”) shall be included in any written notice or statement or confirmation sent to the record holder of such shares in accordance with applicable law, to the extent such notices, statements or confirmations are otherwise sent to such holders. In the event that the Company purchases or otherwise acquires any Ordinary Shares after the Record Date but prior to a Distribution Date, any Rights associated with such Ordinary Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Ordinary Shares that are no longer outstanding. Notwithstanding any provision of this Tax Benefits Preservation Plan, neither the omission of a legend, nor the failure to provide notice thereof, shall affect the enforceability of any part of this Tax Benefits Preservation Plan or the rights of any holder of the Rights.

(b)            Until a Distribution Date, (i) the Rights shall be evidenced by the certificates for Ordinary Shares registered in the names of the holders of Ordinary Shares (or by the Book Entry account that evidences record ownership for Ordinary Shares) and not by separate Right certificates, and the record holders of such certificates (or registered holders of such Book Entry accounts) for Ordinary Shares shall be the record holders of the Rights represented thereby and (ii) each Right shall only be transferable simultaneously and together with the transfer of an Ordinary Share (subject to adjustment as hereinafter provided). Until a Distribution Date (or, if earlier, the Final Expiration Date), the surrender for transfer of any certificate for Ordinary Shares (or the effectuation of a Book Entry transfer of Ordinary Shares) shall constitute the surrender for transfer of the Right or Rights associated with the Ordinary Shares evidenced thereby, whether or not accompanied by a copy of the summary of the Rights.

(c)            As soon as practicable after a Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested by the Company and provided with a shareholder list and all necessary or relevant information and documents, at the Company’s expense, send) by first-class mail, postage prepaid, or by electronic communication (in accordance with Article 37 of the Company’s amended and restated memorandum of association), to each record holder of the Ordinary Shares as of the close of business on a Distribution Date (other than any Acquiring Person or any Affiliate or Associate thereof) as shown by the records of the Company or the transfer agent or registrar for Ordinary Shares, at the address of such holder shown on such records, a certificate substantially in the form of Exhibit C hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Ordinary Share so held. As of and after a Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more Ordinary Shares. The Company shall, as promptly as practicable, notify the Rights Agent in writing upon the occurrence of a Distribution Date, and if such notification is given orally the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that a Distribution Date has not occurred. Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Tax Benefits Preservation Plan to provide for uncertificated Rights in addition to or in place of Right Certificates evidencing Rights to the extent permitted by applicable law. If an adjustment in the number of Rights per Ordinary Share has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 12(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(d)            Rights shall be issued in respect of, and associated with each Ordinary Share outstanding as of the Record Date and each additional Ordinary Share that shall become outstanding after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of Ordinary Shares following a Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to Ordinary Shares so issued or sold (A) pursuant to the exercise of options or under any employee plan or arrangement or (B) upon the exercise, conversion or exchange of other securities issued by the Company prior to a Distribution Date, and (ii) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued (x) if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (y) if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof or (z) to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 4.          Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Tax Benefits Preservation Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the other provisions of the Agreement (including Section 9), the Right Certificates shall entitle the holder thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price for each one one-thousandths of a Preferred Share, but the number and identity of such shares and the Purchase Price shall be and remain subject to adjustment as provided herein.

(b)            The Right Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be an Authorized Officer of the Company to sign such Right Certificate, although at the date of the execution of this Tax Benefits Preservation Plan any such Person was not such an officer.

(c)            Notwithstanding any of the provisions of this Tax Benefits Preservation Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares, or other securities or property issuable upon exercise of the Rights made in accordance with the provisions of this Tax Benefits Preservation Plan.

Section 5.         Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Following a Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or other offices designated for such purpose, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate, the certificate number of each Right Certificate and the date of each of the Right Certificates. The Right Certificates are transferable only on the registry books of the Rights Agent.

(b)            Subject to the provision of this Tax Benefits Preservation Plan, at any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that became null and void pursuant to Section 6(e) hereof, or that have been exchanged pursuant to Section 21 hereof) may, upon the terms and subject to the conditions set forth in this Tax Benefits Preservation Plan, be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of Preferred Shares (or other securities, cash or other assets) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender such Right Certificate or Right Certificates (with the form of assignment and certificate contained therein duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder of the Rights has complied with the requirements of Section 6(f) and shall have paid a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificate or Right Certificates. Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(e), 6(f), 8(d), 12 and 21, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates as so requested. The Rights Agent shall promptly forward any such sums collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Tax Benefits Preservation Plan that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(c)            Subject to the provisions of this Tax Benefits Preservation Plan, at any time after a Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated

Section 6.          Exercise of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f), 8(e) and 9(a)) in whole or in part at any time after a Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

(b)            Upon satisfaction of the requirements of Section 6(a) and subject to Section 18(k), the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates (or make a Book Entry) for the total number of one one-thousandths of a Preferred Share to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a Preferred Share to be purchased (in which case certificates for one one-thousandths of a Preferred Share represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs each such depositary agent to comply with such request), (ii) when necessary to comply with this Tax Benefits Preservation Plan or otherwise when appropriate, as determined by the Company with notice to the Rights Agent, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 12, (iii) after receipt of such certificates or depositary receipts (or confirmations or written notices that a Book Entry has been made) cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder), and (iv) when necessary to comply with the Tax Benefits Preservation Plan (or otherwise when appropriate as determined by the Company with notice to the Rights Agent), after receipt thereof, deliver such cash referred to in (ii) above to or upon the order of the registered holder of such Rights Certificate. If the Company is obligated to deliver Ordinary Shares or other securities, pay cash and/or distribute other property pursuant to this Tax Benefits Preservation Plan, the Company will make all arrangements necessary so that such securities, cash and or/other property are available for delivery by the Rights Agent, if and when necessary to comply with this Tax Benefits Preservation Plan.

(c)            Each Person (other than the Company) in whose name any certificate (or Book Entry) for a number of one one-thousandths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such one one-thousandth of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) represented thereby on, and such certificate or Book Entry shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the one one-thousandths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or Book Entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(d)            In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 10.

(e)            Notwithstanding anything in this Tax Benefits Preservation Plan to the contrary, from and after the first occurrence of a Section 9(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who becomes a transferee after a Section 9(a)(ii) Event (a “Post-Transferee”), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with a Section 9(a)(ii) Event and receives such Rights pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e) (a “Pre-Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post-Transferee or Pre-Transferee, either directly or through one or more intermediate transferees, shall in each of the cases (i) to (iv) above become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Tax Benefits Preservation Plan or otherwise. Neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder. The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate of an Acquiring Person or Affiliate of an Acquiring Person known to it, or the nominee of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Tax Benefits Preservation Plan and shall be deemed not to have any knowledge of the identity of such Acquiring Person, Associate or Affiliate or the nominee of the foregoing unless and until it has received notice.

(f)            Notwithstanding anything in this Tax Benefits Preservation Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights (i) shall have properly completed and duly signed the certificate (including the certification regarding the identity of the Beneficial Owner) contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced thereby or Affiliates or Associates thereof as the Company or Rights Agent shall reasonably request.

Section 7.          Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Tax Benefits Preservation Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 8.         Reservation and Availability of Capital Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in treasury, the number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights as provided in this Tax Benefits Preservation Plan.

(b)            So long as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c)            The Company shall (i) file, as soon as practicable following the earliest date after a Share Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 8(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Tax Benefits Preservation Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(d)            The Company shall take all such action as may be necessary to ensure that all one one-thousandths of a Preferred Share (and following the occurrence of a Section 9(a)(ii) Event, Ordinary Shares and/or other securities) shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Tax Benefits Preservation Plan), be duly and validly authorized and issued, fully paid and nonassessable.

(e)             The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates (or Book Entry) for Preferred Shares (or Ordinary Shares and/or other securities as the case may be) upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer, issuance or delivery of any Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for Preferred Shares (or Ordinary Shares and/or other securities as the case may be) in respect of a name other than, that of the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates (or Book Entry) for Preferred Shares (or Ordinary Shares and/or other securities as the case may be), any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.

Section 9.          Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a) (i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Ordinary Shares or the Preferred Shares, whether by reason of share dividends, share splits, reverse share splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Ordinary Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Ordinary Shares, Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right (or, in exchange for any Right pursuant to Section 21), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Ordinary Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs which requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).

(ii)            Subject to Section 21 hereof, if any Person, alone or together with its Affiliates and Associates, becomes, at any time after the date of this Tax Benefits Preservation Plan, an Acquiring Person (a “Section 9(a)(ii) Event”), then each holder of a Right shall thereafter (except as otherwise provided herein, including Section 6(e)) be entitled to receive, upon exercise thereof (in accordance with the provisions of Section 6) at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the Section 9(a)(ii) Event, in accordance with this Tax Benefits Preservation Plan, in lieu of Preferred Shares, such number of duly and validly authorized and issued, fully paid and nonassessable Ordinary Shares of the Company (such shares being referred to herein as the “Adjustment Shares”) equal to the result obtained by dividing

(x)             the product obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the occurrence of such event by

(y)            50% of the current market price per Ordinary Share (determined pursuant to Section 9(a)(iii)) on the date of the occurrence of such event;

provided, however, that the Purchase Price (as so adjusted) and the number of Adjustment Shares so receivable upon exercise of a Right shall, following the Section 9(a)(ii) Event, be subject to further adjustment as appropriate in accordance with Section 9(c). From and after the occurrence of a Section 11 Event, any Rights that have not theretofore been exercised pursuant to this Section 9(a)(ii) shall thereafter be exercisable only in accordance with Section 11 and not pursuant to this Section 9(a)(ii).

(iii)           The Company may at its option substitute for an Ordinary Share issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of Preferred Shares or fraction thereof such that the current market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Ordinary Share. If the number of Ordinary Shares which are authorized by the Company’s amended and restated memorandum of association but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 9(a)(ii), the Company shall, to the extent permitted by law (and to the extent that the Board has not theretofore determined to seek shareholder approval for the authorization of additional Ordinary Shares as provided in the following sentence) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Ordinary Shares, then (B) (to the extent available) such number of one one-thousandths of a Preferred Share as are then equivalent in value to the value of the Adjustment Shares and then (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Board) equal to the value of the Adjustment Shares; provided that (1) the Company may, and (2) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section 9(a)(ii) Event, then the Company shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (x) (to the extent available) Ordinary Shares, then (y) (to the extent available) one-thousandths of a Preferred Share and then, (z) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by the Board) equal to the excess of the value of the Adjustment Shares over the then current Purchase Price. If the Board determines that it is likely that sufficient additional Ordinary Shares could be authorized for issuance upon full exercise of the Rights and the Board determines, in its absolute discretion to seek such authorization, the 30 day period referred to in the prior sentence may be extended for a period of up to 90 days after the first occurrence of a Section 9(a)(ii) Event, in order to permit the Company to seek any shareholder approval required for the authorization of such additional shares (such 30 day period as it may be extended, shall hereafter be referred to as the “Substitution Period”). To the extent that the Company determines that some action is to be taken pursuant to the preceding two sentences, the Company (A) shall provide, subject to Section 6(e), that such action shall apply uniformly to all outstanding Rights and (B) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek shareholder approval for such authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(a)(iii),and give the Rights Agent a copy of such announcement. For purposes of this Section 9(a)(iii), the value of the Ordinary Shares shall be the current market price per Ordinary Share (as determined pursuant to Section 9(b)) on the date of the first occurrence of a Section 9(a)(ii) Event; any ordinary share equivalent shall be deemed to have the same value as the Ordinary Shares on such date; and the value of other securities or assets shall be determined as of such date pursuant to Section 9(b)(iv).

(b)            (i) For purposes of computations hereunder other than computations made pursuant to Section 9(a)(iii) or Section 12, the “current market price” per Ordinary Share on any date shall be the average of the daily closing prices per Ordinary Share at the close of the regular session of trading for the 30 consecutive Trading Days immediately prior to, but not including, such date; for purposes of computations made pursuant to Section 9(a)(iii), the “current market price” per Ordinary Share on any date shall be deemed to be the average of the daily closing prices per Ordinary Share at the close of the regular session of trading for the 10 consecutive Trading Days immediately following, but not including, such date; and for purposes of computations made pursuant to Section 12, the “current market price” per Ordinary Share for any Trading Day shall be the closing price per Ordinary Share at the close of the regular session of trading for such Trading Day; provided that if the current market price per Ordinary Share is determined during a period that is in whole or in part following the announcement by the issuer of such Ordinary Shares of (A) a dividend or distribution on such Ordinary Shares payable in such Ordinary Shares or securities exercisable for or convertible into such Ordinary Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Ordinary Shares, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Ordinary Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the Ordinary Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Ordinary Shares selected by the Board (in each case prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Ordinary Shares or the Ordinary Shares are not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board) which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)             For the purpose of any computation hereunder, the “current market price” per Preferred Share shall be determined in the same manner as set forth above for the Ordinary Shares in Section 9(b)(i) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in such manner, the “current market price” per Preferred Share shall be conclusively deemed to be an amount equal to the Multiplier Number then in effect multiplied by the current market price per Ordinary Share (as determined pursuant to Section 9(b)(i)). If neither the Ordinary Shares nor the Preferred Shares are publicly traded, “current market price” shall mean the fair value per share as determined by the Board which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Tax Benefits Preservation Plan, the “current market price” of one one-thousandth of a Preferred Share shall be equal to the “current market price” of one Preferred Share divided by 1,000.

(iii)            For purposes of any computation hereunder, the “current market price” per Right shall be determined in the same manner as set forth above for the Ordinary Shares in Section 9(b)(i) (including the last sentence thereof).

(iv)            For the purpose of any computation hereunder, the value of any securities or assets other than Ordinary Shares, Preferred Shares or Rights shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(c)            If at any time, as a result of an adjustment made pursuant to Section 9(a) or Section 11(a), the holder of any Right is entitled to receive upon exercise of such Right any capital shares other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 9(a), and the provisions of Sections 6, 8, 11 and 12 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(d)            All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the adjusted number and kind of securities issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(e)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share or number of kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

(f)            Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights or other securities issuable upon the exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a Preferred Share or other such securities at such adjusted Purchase Price.

(g)            In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a Preferred Share or other capital share, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share or other capital shares, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(h)            Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Shares or Ordinary Shares, issuance wholly for cash of any Preferred Shares or Ordinary Shares at less than the current market price, issuance wholly for cash of any Preferred Shares, Ordinary Shares or securities which by their terms are convertible into or exercisable for Preferred Shares or Ordinary Shares, share dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Shares or Ordinary Shares shall not be taxable to such shareholders.

(i)            The Company agrees that after the occurrence of the earlier of a Distribution Date or the Share Acquisition Date, it will not, except as permitted by Sections 20, 21 or 24, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 10.        Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9 or Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Preferred Shares and the Ordinary Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to a Distribution Date, to each holder of a certificate representing Ordinary Shares) in accordance with Section 23; provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of the adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 11.        Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, following the occurrence of a Section 9(a)(ii) Event, directly or indirectly,

(x)             the Company shall effect a share exchange, consolidate with, merge with or into or otherwise combine with, any Person, and the Company is not the continuing or surviving corporation of such share exchange, consolidation, merger or combination;

(y)            any Person shall effect a share exchange, merge with and into, consolidate with the Company or otherwise combine with, the Company, and the Company is the continuing or surviving corporation of such share exchange, merger or combination and, in connection therewith all or part of the outstanding Ordinary Shares is changed into or exchanged for other shares or securities of the Company or of any other Person, cash or any other property; or

(z)             the Company and/or one or more of its Subsidiaries sells or otherwise transfers, in one transaction or a series of related transactions, to any other Person (other than the Company or any of its wholly-owned subsidiaries), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole,

(each of the above, a “Section 11 Event”) then, on the first occurrence of any such event, proper provision shall promptly be made so that

(i)            each holder of a Right, except as provided in Section 6(e) hereof, shall thereafter be entitled to receive, upon exercise thereof at the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable in accordance with the terms of this Tax Benefits Preservation Plan and in lieu of Preferred Shares, such number of duly and validly authorized and issued, fully paid and nonassessable freely tradeable Ordinary Shares of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

(A)            the product obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was then exercisable by

(B)            50% of the then current market price (determined pursuant to Section 9(a)(iii)) per Ordinary Share of such Principal Party on the date of consummation of such Section 11 Event;

provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (i)(A)) and the number of Ordinary Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 9(c) to reflect any events occurring in respect of the Ordinary Shares of such Principal Party after the occurrence of such Section 11 Event;

(ii)            the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Tax Benefits Preservation Plan;

(iii)            the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 9 shall apply only to such Principal Party following the first occurrence of a Section 11 Event; and

(iv)            such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of its Ordinary Shares to permit exercise of all outstanding Rights in accordance with this Section 11(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the its Ordinary Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 11, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Ordinary Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 11, and such Principal Party shall take such steps (including, but not limited to, reservation of shares) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)            “Principal Party” means

(i)              in the case of any transaction described in Sections 11(a)(x) or 11(a)(y), (A) the Person that is the issuer of any securities into which Ordinary Shares of the Company are changed, or otherwise exchanged or converted in such share exchange, merger, consolidation or combination or (B) if no securities are so issued, (x) the Person that is the other party to such merger or consolidation if such Person survives said merger, or, if there is more than one such Person, the Person the Ordinary Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; or

(ii)             in the case of any transaction described in Section 11(a)(z), the Person that is receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Ordinary Shares having the greatest aggregate market value of shares outstanding;

provided that in any such case, if the Ordinary Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect Subsidiary of another Person the Ordinary Shares of which is and has been so registered, “Principal Party” shall refer to such other Person; (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Ordinary Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Ordinary Shares having the greatest aggregate market value and (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 11 in the same ratio as its interest in such Person bears to the total of such interests.

(c)            The Company shall not consummate any such share exchange, consolidation, merger, combination, sale or transfer unless (i) the Principal Party has a sufficient number of authorized its Ordinary Shares which are not outstanding or otherwise reserved for issuance (and which shall, when issued upon exercise of the Rights in accordance with this Tax Benefits Preservation Plan be duly and validly authorized and issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restriction or limitations on transfer on ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11, (ii) prior thereto a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities issuable upon exercise of the Rights shall be effective under the Securities Act and (iii) prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a valid, binding and enforceable supplemental agreement providing for the terms set forth in Sections 11(a) and 11(b) and providing that the Principal Party shall use its reasonable best efforts to (A) cause a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities issuable upon exercise of the Rights to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, (B) qualify or register the Rights and the securities issuable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate, (C) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act, (D) list (or continue the listing of) the Rights and the securities issuable upon exercise of the Rights on a national securities exchange in the United States, and (E) obtain waivers of any rights of first refusal or preemptive rights in respect of the Ordinary Shares or other securities of the Principal Party subject to purchase upon exercise of the outstanding Rights.

(d)            In case the Principal Party which is to be a party to a transaction referred to in this Section 11 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 11, Ordinary Shares of such Principal Party at less than the then current market value per share (determined pursuant to Section 9(a)(iii) hereof) or securities exercisable for, or convertible into, Ordinary Shares of such Principal Party at less than such then current market value (other than to holders of Rights pursuant to this Section 11) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Ordinary Shares of such Principal Party pursuant to the provisions of this Section 11, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)            The Company covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction described in Section 11(a)(x), (y) or (z) hereof if (i) at the time of or immediately after such share exchange, consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such share exchange, consolidation, merger, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 11 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f)             The provisions of this Section 11 shall similarly apply to successive share exchanges, consolidations, mergers, sales, transfers or other transactions.

(g)            Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Tax Benefits Preservation Plan and the rights of holders of Rights hereunder shall be terminated in accordance with Section 6.

Section 12.        Fractional Rights and Fractional Shares. (a) The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 12(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Ordinary Shares in Section 9(b)(iii).

(b)            The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 21, and the Company is not required to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares that are integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holder of such depositary receipt shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such receipt. In lieu of any such fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided or exchanged pursuant to Section 21(a) an amount in cash equal to the same fraction of the current market price of one one-thousandth of a Preferred Share. For purposes of this Section 12(b), the current market price of one one-thousandth of a Preferred Share shall be as determined pursuant to Section 9(a)(iii) for the Trading Day immediately prior to the date of such exercise or exchange.

(c)            Following the occurrence of any Section 9(a)(ii) Event or Section 11 Event or upon any exchange pursuant to Section 21, the Company shall not be required to issue fractions of Ordinary Shares upon exercise of the Rights or to distribute certificates which evidence fractional Ordinary Shares. In lieu of fractional Ordinary Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of an Ordinary Share. For purposes of this Section 12(c), the current market price of an Ordinary Share shall be the closing price of an Ordinary Share (as determined pursuant to Section 9(a)(iii)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d)            Each holder of a Right, by its acceptance of the Right, expressly waives its right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 12.

(e)            Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (h) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (i) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for cash for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of cash for fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 13.        Rights of Action. All rights of action in respect of this Tax Benefits Preservation Plan, except the rights of action given to the Rights Agent under this Tax Benefits Preservation Plan are vested in the respective registered holders of the Right Certificates (and, prior to a Distribution Date, the registered holders of Ordinary Shares); and any such holder, without the consent of any other such holder or the Rights Agent, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Right Certificate (or, prior to a Distribution Date, such Ordinary Shares) in the manner provided in this Tax Benefits Preservation Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Tax Benefits Preservation Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Tax Benefits Preservation Plan.

Section 14.        Agreement of Right Holders. Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Ordinary Shares;

(b)            after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c)            subject to Section 5 and Section 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to a Distribution Date, the associated Ordinary Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Ordinary Shares certificate or Book Entry made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Tax Benefits Preservation Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Tax Benefits Preservation Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15.        Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the capital shares which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company (including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 22), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 16.        Appointment of Rights Agent. (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who shall prior to a Distribution Date be the holders of Ordinary Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-rights agents), upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.

(b)            The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Tax Benefits Preservation Plan and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Tax Benefits Preservation Plan or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

Section 17.        Merger or Consolidation or Change of Name of Rights Agent. (a) Any entity into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any entity resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Tax Benefits Preservation Plan without the execution or filing of any paper or any further act on the part of any party hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 19. If at the time such successor Rights Agent succeeds to the agency created by this Tax Benefits Preservation Plan any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Tax Benefits Preservation Plan.

(b)            If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Tax Benefits Preservation Plan.

Section 18.        Duties of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Tax Benefits Preservation Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)            Whenever in the performance of its duties under this Tax Benefits Preservation Plan the Rights Agent deems it necessary that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one director, the Chief Executive Officer, the President or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company (each an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Tax Benefits Preservation Plan in reliance upon such certificate.

(c)            The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Tax Benefits Preservation Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)            The Rights Agent shall not be responsible (i) in respect of the validity of this Tax Benefits Preservation Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Tax Benefits Preservation Plan or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 6(e)) or (iv) any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Tax Benefits Preservation Plan or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be duly and validly authorized and issued, fully paid and nonassessable.

(f)             The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Tax Benefits Preservation Plan.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Authorized Officer, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h)            The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Tax Benefits Preservation Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)             The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j)              No provision of this Tax Benefits Preservation Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)            If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l)              The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Tax Benefits Preservation Plan or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.        Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Tax Benefits Preservation Plan upon 30 days’ notice to the Company and to each transfer agent of the Ordinary Shares and Preferred Shares by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove (with or without cause) the Rights Agent or any successor Rights Agent upon 30 days’ notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares and Preferred Shares by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit its Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) an entity organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of an entity described in Section 19(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Ordinary Shares and the Preferred Shares, and, if such appointment occurs after a Distribution Date, mail a notice thereof to the registered holders of the Right Certificates in accordance with Section 23. Failure to give any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 20.       Redemption. (a) At any time prior to the occurrence of a Section 9(a)(ii) Event, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, Ordinary Shares (based on the current market value of the Ordinary Shares at the time of redemption), or such other form of consideration as the Board shall determine.

(b)     Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in accordance with Section 23; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company or any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 20 or in Section 21 hereof and other than in connection with the purchase of Ordinary Shares prior to the Distribution Date.

Section 21.        Exchange. (a) At any time on or after the occurrence of a Section 9(a)(ii) Event, the Board may, at its option exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 6(e)), for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, appropriately adjusted to reflect any adjustments in the number of Rights pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, (i) the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding and (ii) from and after the occurrence of a Section 11 Event, any Rights that theretofore have not been exchanged pursuant to this Section 21(a) shall thereafter be exercisable only in accordance with Section 11 and may not be exchanged pursuant to this Section 21(a). If the Board elects to exchange any Rights pursuant to this Section 21(a) prior to the issuance of Right Certificates, the Company may conduct the exchange without issuing Right Certificates and, for purposes of this Tax Benefits Preservation Plan, the holders of the Rights shall be deemed to have simultaneously received and surrendered for exchange, Right Certificates on the date of such exchange.

(b)            Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 21(a) (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter (subject only to clause (ii) in the penultimate sentence of Section 21(a)) the only right of a holder of such Rights shall be to receive that number of Ordinary Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give public notice of such exchange and the Company shall promptly mail a notice of any such exchange to all of the holders of such Rights in accordance with Section 23; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for fractional Preferred Shares will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 6(e)) held by each holder of Rights.

(c)            In any exchange pursuant to this Section 21, the Company, at its option, may substitute Preferred Shares for Ordinary Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share for each Ordinary Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Ordinary Share shall have the same current market price and voting rights as one Ordinary Share.

(d)            In the event that there shall not be sufficient Ordinary Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights, as contemplated in accordance with this Section 21, the Company shall either at the election of the Board (i) take all such action as may be necessary to authorize additional Ordinary Shares or Preferred Shares for issuance upon exchange of the Rights (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence), or (ii) take such action as shall be necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and without exposing directors to personal liability in connection therewith (as determined by the Board) and any agreements or instruments in effect on the Share Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the current market price of an Ordinary Share (as determined pursuant to Section 9(a)(iii) on the date of the Section 9(a)(ii) Event multiplied by the Exchange Ratio in effect on the date of the Section 9(a)(ii) Event, where the fair value of such debt or equity securities or other assets (or a combination thereof) shall be as determined by the Board.

(e)            Upon or prior to effecting an exchange pursuant to this Section 21, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or part (as determined by the Board) of the fractional Preferred Shares, or Ordinary Shares or other securities, if any, issuable pursuant to the exchange provided in this Section 21, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering Ordinary Shares (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Rights Agent shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 6(e) and not transferable or exercisable or exchangeable in connection herewith. Any Ordinary Shares or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Ordinary Shares or other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 22.        Notice of Proposed Actions and Certain Other Matters. (a) If the Company proposes, at any time after the earlier of a Distribution Date or the Share Acquisition Date, (i) to pay any dividend payable in shares of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Shares, (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Shares), (iv) to effect, or permit any of its Subsidiaries to effect, any share exchange, consolidation, merger or combination with any other Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, to the extent feasible, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such share exchange, reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Shares and/or Ordinary Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 22(a)(i) or Section 22(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares and/or Ordinary Shares entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares and/or Ordinary Shares, whichever shall be earlier. The failure to give notice required by this Section 22 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)             If a Section 9(a)(ii) Event or Section 11 Event occurs, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right (or if occurring prior to a Distribution Date, the holders of the Ordinary Shares), in accordance with Section 23, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 9(a)(ii) or Section 11, as the case may be, and (ii) all references in Section 22(a) to Preferred Shares shall be deemed thereafter to refer to Ordinary Shares and/or other capital shares, as the case may be.

Section 23.        Notices. Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein. Notices or demands authorized by this Tax Benefits Preservation Plan to be given or made to or on the Company or (subject to Section 19) the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:

Clarivate Plc

70 St. Mary Axe

London, EC3A 8BE

United Kingdom

Attention: Chief Legal Officer and General Counsel

Telephone: +44 207 433 4000

if to the Rights Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, NY 10004

compliance@continentalstock.com

Attention: Compliance Dept.
Telephone: 866-509-5586

Facsimile: 212-616-7608

Except as otherwise expressly set forth in this Tax Benefits Preservation Plan, notices or demands authorized by this Tax Benefits Preservation Plan to be given or made by the Company or the Rights Agent to the holder of any Right is sufficiently given or made if sent in writing by overnight delivery service or by first-class mail (postage prepaid) to each record holder of such Right Certificate at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Ordinary Shares. Notwithstanding anything in this Tax Benefits Preservation Plan to the contrary except as set forth in Section 3(a) with respect to the obligation by the Company to send a summary of the Rights to each holder of Ordinary Shares, prior to a Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Tax Benefits Preservation Plan and no other notice need be given to such holders.

Section 24.        Supplements and Amendments. At any time on or prior to a Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Tax Benefits Preservation Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Tax Benefits Preservation Plan without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or (iii) amend or supplement the provisions hereunder in any manner the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an Authorized Officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Tax Benefits Preservation Plan, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything to the contrary contained in this Tax Benefits Preservation Plan, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Tax Benefits Preservation Plan.

Section 25.        Successors. All the covenants and provisions of this Tax Benefits Preservation Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 26.        Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Tax Benefits Preservation Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Tax Benefits Preservation Plan, including, without limitation, the right and power to (i) interpret the provisions of this Tax Benefits Preservation Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Tax Benefits Preservation Plan (including, without limitation, a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Tax Benefits Preservation Plan). All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

Section 27.        Benefits of This Tax Benefits Preservation Plan. Nothing in this Tax Benefits Preservation Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the Ordinary Shares) any legal or equitable right, remedy or claim under this Tax Benefits Preservation Plan; but this Tax Benefits Preservation Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the Ordinary Shares).

Section 28.        Severability. If any term, provision, covenant or restriction of this Tax Benefits Preservation Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Tax Benefits Preservation Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 29.        Governing Law. This Tax Benefits Preservation Plan, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. To the fullest extent permitted by law, unless the Board determines otherwise, the courts of the Island of Jersey shall be the sole and exclusive forum for any claim relating to or brought pursuant to this Tax Benefits Preservation Plan by any Person (including any record or Beneficial Owner of Ordinary Shares or Preferred Shares, any record, registered or Beneficial Owner of a Right or any Acquiring Person); provided, that the courts of the State of New York or the United States District Court for the Southern District of New York shall be the sole and exclusive forum for any claim relating solely to the rights and duties of the Rights Agent solely in its individual capacity under this Tax Benefits Preservation Plan.

Section 30.        Counterparts; Effectiveness. This Tax Benefits Preservation Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Tax Benefits Preservation Plan shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Tax Benefits Preservation Plan shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 31.        Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tax Benefits Preservation Plan to be duly executed by their respective authorized officers as of the day and year first above written.

CLARIVATE PLC

By:	/s/ Jonathan Collins
Name: Jonathan Collins
Title: Executive Vice President & Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Henry Farrell
Name: Henry Farrell
Title: Vice President

[Signature Page to Tax Benefits Preservation Plan]

EXHIBIT A

FORM OF
STATEMENT OF RIGHTS
OF
SERIES B PARTICIPATING CUMULATIVE PREFERRED SHARES
OF
CLARIVATE PLC

Pursuant to Article 54 of the Companies (Jersey) Law 1991

Clarivate Plc, a no par value public limited company formed under the laws of Jersey (the “Company”), in accordance with the provisions of the Companies (Jersey) Law 1991, does hereby certify:

The board of directors of the Company (the “Board of Directors”) or a duly authorized committee of the Board of Directors, in accordance with the Company’s amended and restated memorandum of association and applicable law, adopted the following resolution on December 21, 2022 creating a series of preferred shares of the Company from its preferred shares authority designated as “Series B Participating Cumulative Preferred Shares”.

RESOLVED, that pursuant to the provisions of the Company’s amended and restated memorandum of association and applicable law, a series of preferred shares, created from its blank check preferred shares authority, no par value per share, of the Company be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation and Number of Shares. The shares of such series shall be designated as “Series B Participating Cumulative Preferred Shares” (the “Series B Preferred Shares”), and the number of shares constituting such series shall be 750,000. Such number of Series B Preferred Shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series B Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

Section 2. Dividends and Distributions. (a) Subject to the rights of the holders of any shares of any class or series of shares of the Company ranking prior and superior to the Series B Preferred Shares with respect to dividends, the holders of Series B Preferred Shares, in preference to the holders of the Company’s ordinary shares, with no par value per share (the “Ordinary Shares”) and any other shares of any class or series of shares of the Company ranking junior to the Series B Preferred Shares in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, regular quarterly dividends payable on such dates as from time to time may be fixed by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a Series B Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 and (ii) the Multiplier Number then in effect times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than (A) a dividend payable in Ordinary Shares or (B) a subdivision of the outstanding Ordinary Shares (by reclassification or otherwise)), declared on the Ordinary Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series B Preferred Share. As used herein, the “Multiplier Number” shall be 1,000; provided that if, at any time after December 21, 2022 (the “Rights Declaration Date”), the Company shall (i) declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares or make any distribution on the Ordinary Shares in Ordinary Shares, (ii) subdivide (by a share split or otherwise) the outstanding Ordinary Shares into a larger number of Ordinary Shares or (iii) combine (by a reverse share split or otherwise) the outstanding Ordinary Shares into a smaller number of Ordinary Shares, then in each such event the Multiplier Number shall be adjusted to a number determined by multiplying the Multiplier Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Ordinary Shares that are outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after the Rights Declaration Date, the Company shall issue any capital shares in a merger, reclassification, or change of the outstanding Ordinary Shares, then in each such event the Multiplier Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each Preferred Share continues to be the economic equivalent of a Multiplier Number of Ordinary Shares prior to such merger, reclassification or change.

(b)            The Company shall declare a dividend or distribution on the Series B Preferred Shares as provided in Section 2(a) at the same time it declares a dividend or distribution on the Ordinary Shares (other than a dividend payable in Ordinary Shares); provided that if no dividend or distribution shall have been declared on the Ordinary Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a Series B Preferred Share and such first Quarterly Dividend Payment Date), a dividend of $0.01 per share on the Series B Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)            Dividends shall begin to accrue and be cumulative on outstanding Series B Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issuance of such Series B Preferred Shares, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of Series B Preferred Shares entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

(d)            So long as any Series B Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution on the Ordinary Shares unless, in each case, the dividend required by this Section 2 to be declared on the Series B Preferred Shares shall have been declared and set aside.

(e)            The holders of Series B Preferred Shares shall not be entitled to receive any dividends or other distributions except as herein provided.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of Series B Preferred Shares shall have the following voting rights:

(a)            Each Series B Preferred Share shall entitle the holder thereof to a number of votes equal to the Multiplier Number then in effect on all matters submitted to a vote of shareholders of the Company.

(b)            Except as otherwise provided herein or by law, the holders of Series B Preferred Shares and the holders of Ordinary Shares shall vote together as a single class on all matters submitted to a vote of shareholders of the Company.

(c)            (i) If at any time dividends on any Series B Preferred Shares shall be in arrears in an amount equal to six quarterly dividends thereon, the number of directors constituting the Board shall be increased by two. The occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Series B Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series B Preferred Shares and any other series of Preferred Shares then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

(ii)            During any default period, such voting right of the holders of Series B Preferred Shares may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The absence of a quorum of holders of Ordinary Shares shall not affect the exercise by holders of Series B Preferred Shares of such voting right. At any meeting at which holders of Series B Preferred Shares shall initially exercise such voting right, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors.

(iii)           Unless the holders of Series B Preferred Shares shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Series B Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of holders of Series B Preferred Shares, which meeting shall thereupon be called by any one director, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company. Notice of such meeting and of any annual meeting at which holders of Series B Preferred Shares are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Series B Preferred Shares by mailing such notice to him at the address of such holder shown on the registry books of the Company or transfer agent or registrar for the Series B Preferred Shares. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Series B Preferred Shares outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

(iv)           In any default period, the holders of Ordinary Shares, Series B Preferred Shares and other classes of shares of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series B Preferred Shares shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series B Preferred Shares shall continue in office until the next annual meeting of shareholders for the election of directors or until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of shares which elected the Director whose office shall have become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of shares shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(c) may be removed at any time, without cause, only by the affirmative vote of the holders of the Series B Preferred Shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose.

(v)            Immediately upon the expiration of a default period, (x) the right of the holders of Series B Preferred Shares as a class to elect Directors shall cease (subject to revesting in the event of each subsequent default period), (y) the term of any Directors elected by the holders of Series B Preferred Shares as a class shall terminate, and (z) the number of Directors constituting the Board shall be reduced by two.

(d)            Except as otherwise expressly provided herein and by applicable law, holders of Series B Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Ordinary Shares as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Series B Preferred Shares shall have been paid in full, the Company shall not:

(i)             declare or pay dividends on, or make any other distributions on, any Ordinary Shares or other shares ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Shares;

(ii)            declare or pay dividends on, or make any other distributions on, any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Shares, except dividends paid ratably on the Series B Preferred Shares and all such other parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem, purchase or otherwise acquire for value any Ordinary Shares or other shares ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Shares; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior shares in exchange for shares of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series B Preferred Shares; or

(iv)           redeem, purchase or otherwise acquire for value any Series B Preferred Shares, or any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Shares and all such other parity shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

(b)            The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of the Company unless the Company could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Series B Preferred Shares purchased or otherwise reacquired by the Company in any manner whatsoever shall be held in treasury, subject to a limit of 10% of the Company's entire issued share capital. Any Series B Preferred Shares beyond this limit shall be cancelled by the Company and may not be re-issued. However, the Company may issue new Series B Preferred Shares by resolution or resolutions of the Board of Directors subject to the conditions and any restrictions on issuance set forth herein, in the Company’s amended and restated memorandum of association, resolutions of the shareholders or as otherwise required by applicable law.

Section 6. Liquidation, Dissolution or Winding-up. Upon any liquidation, dissolution or winding-up of the Company, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Shares unless, prior thereto, the holders of Series B Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment plus an amount equal to the greater of (i) $1.00 per share or (ii) an aggregate amount per share equal to the Multiplier Number then in effect times the aggregate amount to be distributed per share to holders of Ordinary Shares, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Shares, except distributions made ratably on the Series B Preferred Shares and all such other parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event, however, that there are not sufficient assets available to permit such payment in full to the holders of the Series B Preferred Shares and to the holders of all other classes and series of shares of the Company, if any, that rank on a parity with the Series B Preferred Shares in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Preferred Shares and the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the Ordinary Shares are exchanged for or changed into other shares or securities, cash or any other property, then in any such case the Series B Preferred Shares shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number then in effect times (y) the aggregate amount of shares, securities, cash or any other property, as the case may be, into which or for which each Ordinary Share is changed or exchanged. In the event that both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 will control.

Section 8. No Redemption. The Series B Preferred Shares shall not be subject to redemption by the Company or at the option of any holder of Series B Preferred Shares; provided however that subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding Series B Preferred Shares in the open market or by offer to any holder or holders of Series B Preferred Shares. The Series B Preferred Shares shall not be subject to, or entitled to the operation of a retirement or sinking fund.

Section 9. Rank. The Series B Preferred Shares shall rank as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up junior to all other series of the Preferred Shares of the Company unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, option and other special rights of the shares of such other series and the qualifications, limitations and restrictions thereof.

Section 10. Fractional Shares. Series B Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Shares.

Section 11. Amendment. At any time when any Series B Preferred Shares are outstanding, the Company’s amended and restated memorandum of association shall not be amended in any manner (whether by merger, consolidation or otherwise) which would alter or change the powers preferences and relative, participating, optional and other special rights of the Series B Preferred Shares so as to effect holders of the Series B Preferred Shares adversely, without the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting separately as a class.

IN WITNESS WHEREOF, the Company has caused this Statement of Rights to be signed by the undersigned, its authorized signatory, this 22nd day of December, 2022.

CLARIVATE PLC

By:
Name: Jonathan Collins
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Statement of Rights]

EXHIBIT B

AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN, RIGHTS ISSUED OR TRANSFERRED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BE NULL AND VOID.

SUMMARY OF TERMS

CLARIVATE PLC

TAX BENEFITS PRESERVATION PLAN

Purpose	The purpose of the Tax Benefits Preservation Plan (“Tax Benefits Preservation Plan”) described in this summary of terms is to preserve the value of the net operating loss carryforwards, losses or deductions attributable to a “net unrealized built-in loss,” and other deferred tax assets (“Tax Benefits”) of certain subsidiaries of Clarivate Plc (the “Company”) for U.S. federal income tax purposes.

Form of Security	The Board of Directors (the “Board”) has declared a dividend of a right to acquire (once exercisable) a number (specified below) of one-thousandths of a preferred share for each outstanding Company ordinary share, no par value per share (the “Ordinary Shares”) payable to holders of record as of the close of business on January 1, 2023 (each a “Right” and collectively, the “Rights”).

Exercise	Prior to a Distribution Date[1], the Rights are not exercisable.

1 Distribution Date means the earlier of:

•	the 10th business day after public announcement that any person or group has become an Acquiring Person; and

•	the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board of Directors of the Company.

After a Distribution Date, each Right is exercisable to purchase, for $42.00 (the “Purchase Price”), a number of one-thousandths of a Series B Participating Cumulative Preferred Share, no par value per share, of the Company (“Preferred Shares”) (or Ordinary Shares) having a market value equal to twice the Purchase Price. Each one-thousandth of a Preferred Share will give the shareholder the same dividend, voting or liquidation rights as would one Ordinary Share.

Flip-In	If any person or group becomes an “Acquiring Person” (anyone who owns, as determined for relevant tax purposes, 4.9% or more of the Company’s Ordinary Shares or, in the Board’s determination, 4.9% or more of the Company’s stock (by value), subject to certain exceptions described in the Tax Benefits Preservation Plan), then on or after a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of one-thousandths of a Preferred Share (or Ordinary Shares) having a market value of twice the Purchase Price; provided, however, that none of the following shall be an Acquiring Person: (i) the Company and certain affiliates of the Company; (ii) persons or groups who, immediately prior to the first public announcement of the adoption of this Tax Benefit Preservation Plan by the Company, are beneficial owners of 4.9% or more of the Ordinary Shares or, as determined by the Board, 4.9% or more of the stock of the Company (by value), as applicable, then outstanding are not subject to the flip-in to the extent such persons or groups do not acquire additional Ordinary Shares or other stock of the Company, (iii) persons who exceed the 4.9% threshold solely due to acquisitions by the Company that reduce shares outstanding (unless and until they otherwise purchase additional shares), (iv) certain persons determined by the Company to have inadvertently crossed the 4.9% threshold may be excluded, subject to certain conditions including divestiture of the inadvertently acquired shares, and (v) certain persons who the Board determines, in its sole discretion prior to the time such person would otherwise be an Acquiring Person, should be permitted to become the beneficial owner of up to a number of Ordinary Shares or other stock of the Company determined by the Board and exempt from being an Acquiring Person unless and until such person acquires beneficial ownership of Ordinary Shares or other stock of the Company in excess of such number (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company).

Exchange	At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Ordinary Shares), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, subject to adjustment.

Flip Over	If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Ordinary Shares are exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of Ordinary Shares of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Redemption	The Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right at any time prior to a Distribution Date.

Expiration	The Rights will expire on October 31, 2023.

Amendments	At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Tax Benefits Preservation Plan (including to make the Rights not exercisable) without the approval of any holders of Rights.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Tax Benefits Preservation Plan without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Tax Benefits Preservation Plan which may be defective or inconsistent with the plan or (iii) amend or supplement the provisions in any manner the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

Shareholder Rights	Rights holders have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions	The Tax Benefits Preservation Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

Governing Law	The Tax Benefits Preservation Plan and the Rights are to be governed by Delaware law.

A copy of the Tax Benefits Preservation Plan has been filed with the Securities and Exchange Commission as an Exhibit to a current report on Form 8-K. A copy of the Tax Benefits Preservation Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.

EXHIBIT C

[FORM OF RIGHT CERTIFICATE]

No. R -[●]	[Number of] Rights

NOT EXERCISABLE AFTER OCTOBER 31, 2023 OR EARLIER IF THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES, As set forth in the Tax Benefits Preservation Plan, Rights issued to or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such capitalized terms are defined in the Tax Benefits Preservation Plan), whether currently held by or on behalf of such Person or by any subsequent holder, shall be null and void OR WILL NO LONGER BE TRANSFERABLE

RIGHT CERTIFICATE

CLARIVATE PLC

This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Tax Benefits Preservation Plan dated as of December 22, 2022 (the “Tax Benefits Preservation Plan”) between Clarivate Plc, a no par value public limited company formed under the laws of Jersey (the “Company”), and Continental Stock Transfer & Trust Company (the “Rights Agent”) to purchase from the Company, at any time after a Distribution Date and prior to the Expiration Date, one one-thousandth of a fully paid, nonassessable Series B Participating Cumulative Preferred Share (the “Preferred Shares”) of the Company at a purchase price of $42.00 (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Tax Benefits Preservation Plan.

The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of December 22, 2022, and may have been or in the future be adjusted or modified as a result of the occurrence of certain events, as more fully provided in the Tax Benefits Preservation Plan.

At any time, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of such Acquiring Person, (b) a Post-Transferee, (c) a Pre-Transferee or (d) a transferee of a Post-Transferee or Pre-Transferee, such Rights shall become null and void and non-transferable without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Tax Benefits Preservation Plan are on file with the Rights Agent and are also available from the Company upon written request.

Any Right Certificate or Right Certificates may, upon the terms and subject to the conditions set forth below in the Tax Benefits Preservation Plan, be transferred or exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Any registered holder desiring to transfer or exchange any Right Certificate or Right Certificates shall surrender such Right Certificate or Right Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Tax Benefits Preservation Plan, the Board of Directors of the Company may, at its option,

(a)       at any time prior to the earlier of (i) occurrence of a Section 9(a)(ii) Event and (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right as may be adjusted pursuant to the Tax Benefits Preservation Plan; or

C-2

(b)       at any time after the occurrence of a Section 9(a)(ii) Event exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to Section 6(e)) for Ordinary Shares or fractional Preferred Shares at an exchange ratio of one one-thousandth of a Preferred Share per Right, as may be appropriately adjusted pursuant to the Tax Benefits Preservation Plan. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

The Company shall not be required to issue or authorize fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon the exercise of the Rights, but, in lieu thereof, a cash payment will be made, as provided in the Tax Benefits Preservation Plan.

No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the capital shares which may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company (including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give to or withhold consent from any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Tax Benefits Preservation Plan), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

C-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of _____________________, 20__

CLARIVATE PLC

By:
Name:
Title:

[SEAL] Attest:

Name:
Title: Secretary

Countersigned:

Continental Stock Transfer & Trust Company as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Rights evidenced by this Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the Rights evidenced by this Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

CERTIFICATE

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, and (2) after due inquiry and to the best knowledge of the undersigned, were not acquired from any Person who is, was or became an Acquiring Person or any Affiliate or Associate of an Acquiring Person or from a Post-Transferee or Pre-Transferee (as such capitalized terms are defined in the Tax Benefits Preservation Plan).

Dated: __________, 20 __

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To:         Clarivate Plc

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to (or entries for such shares be made in the book-entry account system of the transfer agent in the name of and written confirmation to):

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:__________________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

CERTIFICATE

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person and (2) after due inquiry and to the best knowledge of the undersigned, were not acquired from any Person who is, was or became an Acquiring Person or any Affiliate or Associate of an Acquiring Person or from a Post-Transferee or Pre-Transferee (as such capitalized terms are defined in the Tax Benefits Preservation Plan).

Dated: __________, 20 __

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.